UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 14, 2026	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

Comtech Telecommunications Corp.

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

305 N 54th Street, Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

(480) 333-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

Overview

On June 14, 2026, Comtech Telecommunications Corp. (“Comtech” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among Comtech, certain direct or indirect subsidiaries of Comtech named therein and Wavestream Corporation (the “Buyer”), a Delaware corporation and an affiliate of Gilat Satellite Networks Ltd (the “Buyer Parent”), a company incorporated under the laws of the State of Israel. The Purchase Agreement provides that, on the terms and subject to the conditions set forth therein, the Buyer will purchase from Comtech and TeleCommunication Systems, Inc., a subsidiary of Comtech (collectively, the “Sellers”) the ownership interests of certain Comtech subsidiaries engaged in Comtech’s satellite and space communications business (such business, the “Business” and such entities, including their respective subsidiaries, the “Acquired Entities”, and together with the Sellers, the “Comtech Parties”) for a base purchase price in cash of $157,500,000, subject to customary adjustments for the Acquired Entities’ cash, indebtedness, net working capital and transaction expenses as of the closing (the “Closing”). $10,000,000 of the purchase price (such amount, the “Advance Payment”) was payable upon execution of the Purchase Agreement.

The board of directors of Comtech (the “Board”) (a) approved and declared advisable the Purchase Agreement and the transactions contemplated by the Purchase Agreement (the “Transactions”) on the terms and subject to the conditions set forth therein, and (b) declared and determined that it is in the best interests of the Company and the stockholders of the Company that the Company enter into the Purchase Agreement and consummate the Transactions on the terms and subject to the conditions set forth therein. The consummation of the Transactions does not require the approval of the Company’s stockholders.

Closing Conditions

The respective obligations of the Comtech Parties, on the one hand, and the Buyer, on the other hand, to consummate the Transactions are subject to customary closing conditions, including:

•	the accuracy of each party’s representations and warranties, subject to certain materiality standards set forth in the Purchase Agreement;
•	the performance by each party of its covenants and agreements in all material respects under the Purchase Agreement;
•	the waiting period applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated;
•	the absence of any law or order prohibiting or making illegal the consummation of the Transactions;
•	certain waiting periods required for the consummation of the Transactions under certain US national securities laws or certain foreign investment laws and regulations have expired or been terminated, and certain consents, approvals, clearances, actions or non-actions (as applicable) required for the consummation of the Transactions required under such laws and regulations, including the CFIUS Approval (as defined in the Purchase Agreement), have been obtained, and any agreement with any government authority not to consummate the Transactions have been expired or been terminated; and
•	the delivery by each party of certain transaction documents required to be delivered by such party.

The Buyer’s obligation to consummate the Transactions is also conditioned upon:

•	there not having occurred a material adverse effect relating to the Acquired Entities or the Business; and
•	Sellers delivering to Buyer (x) the audited combined carve-out financial statements of the Acquired Entities as of and for the years ended July 31, 2026 and 2025, or if the Closing occurs prior to October 31, 2026, as of and for the years July 31, 2025 and 2024 (the “Audited Financial Statements”), and (y) the unaudited combined carve-out financial statements of the Acquired Entities as of, or for the periods ended on, the latest fiscal quarter ending prior to the Closing (together with the comparative statements for the corresponding interim periods in the prior year).

Representations and Warranties; Covenants

The Purchase Agreement contains customary representations and warranties made by each party and customary covenants, including, among others, covenants by Comtech regarding (i) the conduct of the Business prior to the Closing, (ii) the novation of certain government contracts related to the Business by Comtech or its applicable subsidiaries to the Acquired Entities and certain other pre-closing restructuring, (iii) certain non-competition and non-solicitation covenants that restrict the Sellers and their respective affiliates from competing with the Business or soliciting the employees of the Acquired Entities, for a period ending on the second anniversary of the Closing, subject to certain exceptions, and (iv) change of Comtech and its applicable subsidiaries’ names to not contain “Comtech” or other names or marks that use or contain “Comtech” no later than 6 months following the Closing.

Except in the case of fraud, the representations and warranties in the Purchase Agreement generally do not survive Closing, and the sole recourse of Buyer with respect to breaches of representations and warranties of the Sellers is recovery under a buyer-side representation and warranty insurance policy obtained by Buyer in connection with the Transactions (the “Buyer Insurance Policy”), provided that the Buyer and certain of its related parties (the “Buyer Indemnified Parties”) may seek indemnification from Sellers for losses resulting from any inaccuracy in or breach of representations and warranties of the Sellers up to an amount equal to 50% of the deductible under the Buyer Insurance Policy to the extent such deductible has not been met.

No Solicitation of Alternative Transactions

The Comtech Parties are also subject to customary “no-shop” restrictions on their ability (and the ability of its subsidiaries and representatives) to knowingly encourage, initiate or engage in discussions or negotiations with any other person concerning any sale of the equity securities or assets of (including by merger or consolidation), any of the Acquired Entities or its subsidiaries, or any of the contracts or assets to be transferred pursuant to the Transactions, and will (and will instruct their respective affiliates and representatives to) immediately cease and terminate any discussions or negotiations with any other third party that are ongoing with respect to any such acquisition transaction.

Indemnification

In addition, subject to certain limitations, Sellers have agreed to indemnify the Buyer Indemnified Parties for losses resulting from or arising out of: certain tax matters; certain subsidiaries of the Company that are currently in the process of being liquidated and wound up; and certain other specified matters.

Retention of Advance Payment

Comtech will have the right to retain the Advance Payment in the event that the Purchase Agreement is terminated, if at the time of such termination (i) all closing conditions have been satisfied or waived, other than certain conditions relating to regulatory approval and clearance, and any conditions by their nature are to be satisfied at the Closing, and (ii) the Sellers are not in material breach of the Purchase Agreement. If the Purchase Agreement is so terminated, the retention of the Advance Payment will be the sole and exclusive remedy of Comtech and its related parties against the Buyer and its affiliates for any damages suffered in connection with the Purchase Agreement and the Transactions, except with respect to a knowing and intentional breach of the Purchase Agreement by the Buyer.

Specific Performance

The Purchase Agreement also provides that each party may bring an action to specifically enforce the obligations under the Purchase Agreement, including the obligation to consummate the Transactions if the conditions set forth in the Purchase Agreement are satisfied.

More Information

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Purchase Agreement has been included to provide Comtech’s stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Comtech, the Buyer or their respective affiliates. The representations, warranties and covenants contained in the Purchase Agreement:

•	have been made solely for the purposes of the Purchase Agreement and as of specific dates;

•	were made solely for the benefit of the parties to the Purchase Agreement;

•	are not intended as statements of fact to be relied upon by Comtech’s stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;

•	have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself;

•	may no longer be true as of a given date; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by Comtech’s stockholders or other security holders.

Comtech’s stockholders and other security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Comtech, the Buyer or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Comtech’s public disclosures. Comtech acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading. The Purchase Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Purchase Agreement, the Transactions, the Company, its affiliates and their respective businesses in Comtech’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings that Comtech makes from time to time with the SEC.

In connection with the Purchase Agreement, the parties will enter into certain other agreements, including (i) a transition services agreement, which provides for transitional services customary for transactions of this type, (ii) a parent guarantee by Buyer Parent, in favor of Sellers with respect to the performance by Buyer of its obligations under the Purchase Agreement, (iii) an escrow agreement with HSBC Bank USA, National Association, pursuant to which $3,000,000 of the purchase price will be held in escrow to fund potential negative adjustments to the purchase price and (iv) an IP and IT assignment agreement in connection with the pre-closing restructuring by Comtech or its applicable subsidiaries.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Amended Credit Agreement

On June 14, 2026, Comtech entered into the Consent and Amendment No. 4 to Credit Agreement (the “Senior Amendment No. 4”) with the lenders party thereto, TCW Asset Management Company LLC, as administrative agent (the “Administrative Agent”), and Wingspire Capital LLC, as revolving agent (in such capacity, the “Revolving Agent” and, together with the Administrative Agent, the “Agents”) which amends that certain Credit Agreement, dated as of June 17, 2024, among the Company, the lenders party thereto and the Agents (as amended by that certain Waiver and Amendment No. 1 to Credit Agreement, dated as of October 17, 2024, that certain Waiver and Amendment No. 2 to Credit Agreement, dated as of March 3, 2025, and that certain Amendment No. 3 to Credit Agreement, dated July 21, 2025, the “Existing Credit Agreement” and, as amended by the Senior Amendment No. 4, the “Amended Credit Agreement”).

Under the Senior Amendment No. 4, the Agents and each lender party thereto (a) acknowledge that the form of, and the terms and conditions set forth in, the Purchase Agreement and certain ancillary agreements related to the Transactions are acceptable to them, (b) consent to the consummation of the Transactions, (c) acknowledge and agree that the Transactions shall not result in a Change of Control (as defined in the Existing Credit Agreement), and (d) consent to Comtech Satellite Network Technologies Corp.’s execution and delivery of, and its performance of its obligations under an exclusive technology license agreement. Senior Amendment No. 4 further amends the Existing Credit Agreement to, among other things, (i) suspend, until the four-quarter period ending July 31, 2027, testing of the fixed charge coverage ratio, the net leverage ratio and the minimum EBITDA covenants in the Amended Credit Agreement, (ii) clarify that the Advance Payment will not be required to be applied to prepay the applicable obligations in accordance with the terms of the Amended Credit Agreement until the consummation of the Transactions, (iii) provide that the Maximum Revolver Amount (as defined in the Amended Credit Agreement) shall not be reduced to an amount less than $27,250,000 as a result of the prepayment of the Term Loan in accordance with the terms of the Amended Credit Agreement, (iv) modify certain reporting covenants thereunder and (v) fix the margin applicable to term loans through the maturity of the Amended Credit Agreement at 9.5% for term loans bearing interest based on the base rate and 10.5% for term loans bearing interest based on SOFR.

The foregoing description of the Senior Amendment No. 4 and the Amended Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Senior Amendment No. 4, a copy of which is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

Amended Subordinated Credit Agreement

On June 14, 2026, the Company entered into the Amendment No. 3 to Subordinated Credit Agreement (the “Subordinated Amendment No. 3” and, together with Senior Amendment No. 4, the “Amendments”) with the guarantors party thereto, the lenders party thereto and U.S. Bank Trust Company, National Association, as agent (the “Subordinated Agent”), which amends that certain Subordinated Credit Agreement, dated as of October 17, 2024, among the Company, the guarantors party thereto, the lenders party thereto and the Subordinated Agent (as amended by that certain Waiver and Amendment No. 1 to Subordinated Credit Agreement, dated as of March 3, 2025, and that certain Amendment No. 2 to Subordinated Credit Agreement, dated as of July 21, 2025, the “Existing Subordinated Credit Agreement” and, as amended by the Subordinated Amendment No. 3, the “Amended Subordinated Credit Agreement;” the Amended Subordinated Credit Agreement, together with the Amended Credit Agreement, the “Credit Agreements”).

Under the Subordinated Amendment No. 3, the Subordinated Agent (a) acknowledges that the form of, and the terms and conditions set forth in, the Purchase Agreement and certain ancillary agreements related to the Transactions are acceptable to it, (b) consents to the consummation of the Transactions, and (c) acknowledges and agrees that the Transactions shall not result in a Change of Control (as defined in the Existing Subordinated Credit Agreement). The Subordinated Amendment No. 3 further amends the Existing Subordinated Credit Agreement to, among other things, (i) suspend, until the four-quarter period ending July 31, 2027, testing of the fixed charge coverage ratio, the net leverage ratio and the minimum EBITDA covenants in the Amended Subordinated Credit Agreement, (ii) modify the calculation of the make-whole premium applicable to certain tranches of the subordinated term loans (as described in further detail below), and (iii) clarify that the Advance Payment will not be required to be applied to prepay the applicable obligations in accordance with the terms of the Amended Subordinated Credit Agreement until the consummation of the Transactions.

The Amended Subordinated Credit Agreement provides that, with respect to the subordinated term loans that are subject to make-whole amounts (which such subordinated term loans have an aggregate outstanding principal amount of $65,000,000), the make-whole amount will be equal to (i) before and on April 1, 2027, the principal repayment amount multiplied by 50.0%, plus, starting on March 3, 2027, interest accrued on the principal amount outstanding at the Make-Whole Interest Rate (as defined below) and calculated as of any such date of determination; and (ii) after April 1, 2027, the principal repayment amount multiplied by 75.0% plus, starting on April 1, 2027, interest accrued on the principal amount outstanding at the Make-Whole Interest Rate (as defined below) and calculated as of any such date of determination. The Make-Whole Interest Rate is a rate equal to 16.0% per annum, which is increased by 2.0% per annum upon the occurrence and during the continuation of an event of default under the Amended Subordinated Credit Agreement.

The foregoing description of the Subordinated Amendment No. 3 and the Amended Subordinated Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Subordinated Amendment No. 3, a copy of which is attached to this Report as Exhibit 10.2, and is incorporated herein by reference.

In connection with the Subordinated Amendment No. 3, the Company issued, in a transaction exempt from registration under the Securities Act of 1933, as amended, warrants (the “Lender Warrants” and together with the Preferred Warrants (as defined below), the “Warrants”) to certain lenders under the Amended Subordinated Credit Agreement (the “Warrant Holders”), which entitles the Warrant Holders to purchase from the Company up to 625,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at any time and from time to time from the Vesting Date (as defined below) and on or prior to the close of business on 5:00 p.m., New York, NY time, on April 17, 2032, at an exercise price of $0.10 per share, subject to certain adjustments. The Lender Warrants and the Warrant Shares will vest and become exercisable on October 17, 2026 (the “Vesting Date”); provided, however, that the Lender Warrants will not vest, and will be automatically and irrevocably forfeited and cancelled for no consideration, if, prior to the Vesting Date, the Closing Date Term Loans (as defined in the Amended Subordinated Credit Agreement) have been repaid in full, including (x) all accrued and unpaid interest on the Closing Date Term Loans and (y) the applicable make-whole amount payable in connection with such payment. In connection with the Lender Warrants, the Company entered into an amendment (the “Registration Rights Agreement Amendment”) to that certain Registration Rights Agreement, dated as of March 3, 2025 (the “Existing Registration Rights Agreement”), by and among the Company and the investors parties named therein, to grant Warrant Holders certain customary registration rights with respect to the shares of Common Stock issuable upon exercise of the Lender Warrants.

Also, in connection with the Subordinated Amendment No. 3, the Company entered into a director agreement (the “Director Agreement”) with Magnetar Financial LLC, as representative of the lenders under the Amended Subordinated Credit Agreement (the “Representative”), pursuant to which the Company has agreed to nominate to the Board one individual designated by the Representative. This Director Agreement, including the obligation to nominate such individual to the Board, will continue until such time as the Investors (as defined below) no longer own, in the aggregate, an amount of Series B-3 Convertible Preferred Stock, or, following the completion of the Exchange, Series B-4 Convertible Preferred Stock (each as defined below) with an aggregate liquidation preference of such preferred stock equal to at least $20,000,000.

The foregoing description of the Registration Rights Agreement Amendment, the Director Agreement and the Lender Warrants is not complete and is qualified in its entirety by the actual terms of the Registration Rights Agreement Amendment, the Director Agreement and the form of Lender Warrant, copies of which are attached to this Report as Exhibits 10.3, 10.4 and 4.1, and are incorporated herein by reference.

Changes to Convertible Preferred Stock

In connection with the transactions described above, on June 14, 2026, Comtech and certain affiliates and related funds of Magnetar Capital LLC (“Magnetar”) and White Hat Capital Partners LP (“White Hat” and, together with Magnetar, the “Investors”) agreed to, among other things, (i) consent to the Purchase Agreement, certain ancillary agreements related to the Transactions, and the consummation of the Transactions, (ii) waive any rights to repayment or repurchase of shares of Series B-3 Convertible Preferred Stock (as defined below) owned or controlled by such Investor or its related parties in connection with the Transactions, and (iii) change certain terms of the Company's Series B-3 Convertible Preferred Stock, par value $0.10 per share (the "Series B-3 Convertible Preferred Stock"). The changes provide that (i) the Investors may not exercise their optional repurchase right until October 31, 2029, except upon consummation of certain qualified asset sales by Comtech or its subsidiaries or upon a Change of Control (as defined in the Series B-4 Certificate of Designations), and (ii) the Investors may not elect to receive dividends in cash earlier than October 31, 2028. White Hat Capital Partners LP, one of the Investors, is affiliated with Mark Quinlan, a member of the Company's Board of Directors. To effect the changes described above, the Company and the Investors entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which the Investors will exchange (the “Exchange”), in a transaction exempt from registration under the Securities Act of 1933, as amended, all of the 178,180.34 shares of Series B-3 Convertible Preferred Stock outstanding for 178,180.34 shares of the Company’s newly issued Series B-4 Convertible Preferred Stock, par value $0.10 per share, with an initial liquidation preference equal to the per share liquidation preference of the Series B-3 Convertible Preferred Stock as of the date of issuance (collectively, the “Series B-4 Convertible Preferred Stock”). Consummation of the Exchange and issuance of shares of Series B-4 Convertible Preferred Stock are conditioned upon the consummation of the Transactions and are expected to occur on the date of the Closing. The Company will not receive any cash proceeds from the exchange and issuance of Series B-4 Convertible Preferred Stock.

In connection with the Exchange Agreement, the Company entered into Voting Agreements, substantially consistent with existing agreements relating to the Series B-3 Convertible Preferred Stock, with each of the Investors (together, the “Voting Agreements”), pursuant to which the Investors agreed, among other things, subject to the qualifications and exceptions set forth in the Voting Agreements, to vote their shares of Series B-4 Convertible Preferred Stock or shares issued upon conversion of the Series B-4 Convertible Preferred Stock that exceed, in the case of Magnetar, 16.50% of the Company’s outstanding voting power and, in the case of White Hat, 3.4999% of the Company’s outstanding voting power as of January 22, 2024, in the same proportion as the vote of all holders (excluding the Investors) of the Series B-4 Convertible Preferred Stock or the Common Stock, as applicable. The Voting Agreements will automatically take effect as of the Closing, and the existing voting agreements relating to the Series B-3 Convertible Preferred Stock will be automatically terminated.

In connection with the closing of the Exchange Agreement, the Company also entered into a Registration Rights Agreement, substantially consistent with the existing agreement relating to the Series B-3 Convertible Preferred Stock, with the Investors (the “Registration Rights Agreement”), pursuant to which the Company granted the Investors certain customary registration rights with respect to the shares of Common Stock issued and issuable upon conversion of Series B-4 Convertible Preferred Stock and upon exercise of Warrants, including the warrants issued in substitution for the Series B-4 Convertible Preferred Stock in certain circumstances (described below). The Registration Rights Agreement will become effective automatically as of the Closing and the Existing Registration Rights Agreement will be automatically terminated.

The foregoing description of the Exchange Agreement, Voting Agreements and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Exchange Agreement, form of Voting Agreement and Registration Rights Agreement, which are attached hereto as Exhibits 10.5, 10.6 and 10.7, respectively, and are incorporated by reference herein.

Upon closing of the Exchange, the Company will issue an aggregate of 178,180.34 shares of Series B-4 Convertible Preferred Stock to the Investors pursuant to the Certificate of Designations of the Series B-4 Convertible Preferred Stock (the “Series B-4 Certificate of Designation”), to be filed with the Secretary of State of Delaware in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). Except for the changes described above, the powers, preferences and rights of the Series B-4 Convertible Preferred Stock are substantially similar as those of the Series B-3 Convertible Preferred Stock, including, without limitation, that the shares of Series B-4 Convertible Preferred Stock are convertible into shares of Common Stock at a conversion price of $7.99 per share of Common Stock (the same as the conversion price of the Series B-3 Convertible Preferred Stock, and subject to the same adjustments).

The foregoing description of the Series B-4 Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the form of Certificate of Designations of the Series B-4 Convertible Preferred Stock, which is included in the Exchange Agreement that is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference, and to the final Certificate of Designations of the Series B-4 Convertible Preferred Stock, which will be filed with a subsequent Current Report on Form 8-K.

Like the Series B-3 Convertible Preferred Stock, the Series B-4 Convertible Preferred Stock will provide for repurchase of the Series B-4 Convertible Preferred Stock at the Company’s option or the holders’ options upon the occurrence of specified asset sales. Upon the occurrence of such repurchases by an Investor or the Company, the Company will issue to each Investor whose shares of Series B-4 Convertible Preferred Stock were repurchased a warrant to purchase Common Stock (each, a “Preferred Warrant”, collectively, the “Preferred Warrants”). A Preferred Warrant will represent the right to acquire Common Stock, as further described in the Exchange Agreement, for a term of five years and six months from the issuance of such Warrant, in the amount of (x) the aggregate Liquidation Preference of shares of Series B-4 Convertible Preferred Stock purchased by the Company divided by (y) the Conversion Price as of such Optional Repurchase Date or the Optional Call Date, subject to adjustments set forth in the Warrant, and with an initial exercise price equal to the Conversion Price as of such Optional Repurchase Date or the Optional Call Date, as applicable, in each case, subject to adjustments substantially similar to the Series B-4 Convertible Preferred Stock. Capitalized terms used but not defined in this paragraph shall have the meanings ascribed to them in the Exchange Agreement.

The foregoing description of the Preferred Warrants is not complete and is qualified in its entirety by reference to the form of the Preferred Warrant, which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Following completion of the Exchange and promptly after the related cancellation of all the outstanding shares of Series B-3 Convertible Preferred Stock, the Company will file a Certificate of Elimination of Series B-3 Convertible Preferred Stock of the Company with the Secretary of State of Delaware as part of the Company’s Certificate of Incorporation in accordance with the DGCL.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure required by Item 1.02 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by Item 2.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure required by Item 3.02 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K. The Lender Warrants were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The Lender Warrants issued, and the Warrant Shares issuable upon exercise thereof, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03. Material Modification to Rights of Security Holders

The disclosure required by Item 3.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On June 15, 2026, Comtech issued a press release announcing, among other things, the execution of the Purchase Agreement, the Senior Amendment No. 4, the Subordinated Amendment No. 3, and the Exchange Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the information incorporated by reference from Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information incorporated by reference from Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of Comtech under the Securities Act.

Forward Looking Statements

Certain information in this Current Report on Form 8-K contains, and oral statements made by the Company’s representatives from time to time may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "believe," "continue," "could," "estimate," "expect," "future," "goal," "outlook," "intend," "likely," "may," "plan," "potential," "predict," "project," "seek," "should," "strategy," "target," "will," "would," and similar references to future periods, or the negative of those words and expressions, as well as statements in future tense. Forward-looking statements include, among others, the expected completion of, the anticipated benefits of, and the Company’s plans, strategies and objectives relating to, the pending transaction with Gilat Satellite Networks Ltd, the time frame in which such proposed transaction will occur, and the planned use of net proceeds received by the Company in connection with the proposed transaction, including the planned repayment of some or all of the Company’s existing senior secured credit facility and subordinated debt. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or the Company’s good faith belief with respect to future events, and is subject to risks and uncertainties that are difficult to predict and many of which are outside of the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things: the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction, including changes in relevant tax and other applicable laws, and the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreements; the risk that the proposed transaction may not be completed on the terms or in the time frame expected by the parties, or at all, including as a result of a delay or failure to obtain certain required regulatory approvals or the failure of any other condition to the closing of the transaction such that the closing of the transaction is delayed or does not occur; unexpected costs, liabilities or delays in connection with the proposed transaction; the significant transaction costs associated with the proposed transaction; negative effects of the announcement, pendency or consummation of the transaction on the market price of the Company’s common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; the Company’s inability to retain and hire key personnel; and other factors described in this and the Company’s other filings with the Securities and Exchange Commission ("SEC"), including the “Risk Factors” (Part I, Item 1A), “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (Part II, Item 7) and “Quantitative and Qualitative Disclosures about Market Risk” (Part II, Item 7A) sections in the Company’s Annual Report on Form 10-K filed with the SEC on November 10, 2025, as the same may be updated from time to time in the Company’s various filings with the SEC. The Company does not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1 †	Securities Purchase Agreement, dated June 14, 2026, by and among Comtech Telecommunications Corp., certain direct or indirect subsidiaries thereof named therein and Wavestream Corporation.
4.1	Form of Lender Warrant Agreement.
4.2	Form of Preferred Warrant Agreement.
10.1*	Consent and Amendment No. 4 to Credit Agreement, dated as of June 14, 2026, by and among Comtech Telecommunications Corp., as borrower, the lenders named therein, TCW Asset Management Company LLC, as administrative agent, and Wingspire Capital LLC, as revolving agent.
10.2*	Amendment No. 3 to Subordinated Credit Agreement, dated as of June 14, 2026, by and among Comtech Telecommunications Corp., as borrower, the guarantors named therein, the lenders named therein, and U.S. Bank Trust Company, National Association, as agent.
10.3	First Amendment to Registration Rights Agreement, dated as of June 14, 2026, by and among Comtech Telecommunications Corp. and the Investors named therein.
10.4	Director Agreement, dated as of June 14, 2026, by and among Comtech Telecommunications Corp., Magnetar Financial LLC and the Investors named therein.
10.5 *	Exchange Agreement, dated as of June 14, 2026, by and among Comtech Telecommunications Corp. and the Investors named therein.
10.6	Form of Voting Agreement.
10.7	Registration Rights Agreement, dated as of June 14, 2026, by and among Comtech Telecommunications Corp. and the Investors named therein.
99.1	Press Release, dated June 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

* Certain schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: June 15, 2026	By:	/s/ Michael A. Bondi
Name: Michael A. Bondi
Title: Chief Financial Officer